UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2009 (January 6, 2009)

GateHouse Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33091	36-4197635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 WillowBrook Office Park, Fairport, New York	14450
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 598-0030

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2009, Scott T. Champion, President and Chief Operating Officer of GateHouse Media, Inc. (the “Company”), informed the Company that he will resign as President and Chief Operating Officer of the Company effective January 9, 2009, but will remain with the Company as a Regional Manager. On January 9, 2009, the Company issued a press release announcing that Kirk A. Davis, age 47, will be appointed the Company’s President and Chief Operating Officer effective January 9, 2009. Mr. Davis has been with the Company since 2006, serving as the Chief Executive Officer of GateHouse Media New England. Prior to joining the Company, Mr. Davis served as the Chief Executive Officer of Enterprise NewsMedia (ENM), also known as the South of Boston Media Group, from 2004 to 2006. Prior to that, Mr. Davis served as Vice President of publishing for Turley Publications from 2002 to 2004. In 2001 Mr. Davis formed Cracked Rock Media, Inc. and began acquiring newspapers in Central Massachusetts. Davis still owns Cracked Rock Media, but has no day-to-day operational involvement. Prior to that, Mr. Davis served as President of Community Newspaper Company (“CNC”) from 1998 to 2001. Mr. Davis also served as President of a newspaper group in the Boston area (TAB Newspapers), which was part of CNC, from 1996 to 1998. Mr. Davis also served as a Publisher and managed newspaper companies in Pennsylvania, Massachusetts and California from 1990 to 1996. Mr. Davis also served as Vice President of Circulation and Marketing for Ingersoll Publications from 1985 to 1990.

Mr. Davis attended Wright State University and Ohio University. He is past chairman of the board for the Suburban Newspapers of America (SNA) and currently serves as chairman of the SNA Foundation. He also serves on the board of governors of the New England Newspaper Association. Last year Mr. Davis was elected to the board of the Audit Bureau of Circulations.

On January 9, 2009, Mr. Davis and the Company entered into an arrangement and understanding with respect to Mr. Davis’ appointment by way of an employment agreement (the “Employment Agreement”), attached hereto as Exhibit 10.1. In connection with Mr. Davis’ appointment, the Company also entered into an indemnification agreement with Mr. Davis on January 9, 2009, in the form referenced in Exhibit 10.2 below (the “Indemnification Agreement”).

Under the Employment Agreement Mr. Davis has the title of President and Chief Operating Officer and he currently receives a base salary of $461,260.80 per annum (“Base Salary”). Mr. Davis is eligible to receive each fiscal year of the Company a bonus (for each such fiscal year, a “Bonus”), based on the achievement, as determined by the Board of Directors in its sole discretion, of certain performance standards as agreed to by Mr. Davis and the Board of Directors, payable in such combination of cash and shares of common stock of the Company (“Common Stock”) as determined by the Board of Directors, in its sole discretion under the GateHouse Media, Inc. Stock Incentive Plan (or any similar or successor plan) (the stock portion of any such Bonus, the “Restricted Stock Grant”). The number of shares comprising any Restricted Stock Grant shall be determined by dividing the applicable portion of the Bonus being awarded in Common Stock by the fair market value (as determined by the Board of Directors in good faith) of the Common Stock on the date of grant. The cash portion of each Bonus shall be paid to Mr. Davis within a reasonable time after the end of the fiscal year, but in no event later than 2 1/2 months following completion of the Company’s fiscal year to which such Bonus relates (“Outside Payment Date”); the Restricted Stock Grant portion of each Bonus shall be made on such date as the Board of Directors determines in its discretion, though no later than the applicable Outside Payment Date. No Bonus in respect of any fiscal year of the Company will be due to Mr. Davis unless he is employed by the Company on the last day of the fiscal year in respect of which the Bonus is awarded.

Mr. Davis will be entitled to all of the usual benefits offered to employees at the executive level, including vacation, sick time, participation in the Company’s medical, dental and insurance programs, as well as the ability to participate in the Company’s 401(k) retirement savings plan, subject to the applicable limitations and requirements imposed by the terms of such benefit plans, in each case in accordance with the terms of such plans as from time to time in effect. Mr. Davis shall be entitled to not less than four (4) weeks paid vacation annually; it being understood that he shall be entitled to an additional week in calendar year 2009, which week was “carried over” from previous years. The Company shall reimburse Mr. Davis for any expenses reasonably and necessarily incurred by him in furtherance of his duties hereunder, including travel, meals and accommodations, upon submission by Mr. Davis of vouchers or receipts and in compliance with such rules and policies relating thereto as the Company may from time to time adopt.

Mr. Davis’ employment with the Company may be terminated (a) by the Company for Cause (as such term is defined in the Employment Agreement), effective on the date on which a written notice to such effect is delivered to Mr. Davis; (b) by the Company at any time without Cause, effective on the date on which a written notice to such effect is delivered to Mr. Davis; or (c) by Mr. Davis at any time, effective on the date on which a written notice to such effect is delivered to the Company.

If Mr. Davis’ employment with the Company is terminated by the Company for Cause, he shall not be entitled to any further compensation or benefits other than accrued but unpaid Base Salary and accrued and unused vacation pay through the date of such termination (collectively, the “Accrued Benefits”).

If Mr. Davis’ employment is terminated by the Company other than for Cause, including within 12 months of a “change of control” (as such term is defined in the Employment Agreement), then he shall be entitled to, upon Mr. Davis’ providing the Company with a signed release of claims in a form adopted by the Board of Directors from time to time and subject to Mr. Davis’ continued compliance with restrictive covenants and confidentiality provisions of the Employment Agreement: (a) the Accrued Benefits, (b) an amount equal to twelve (12) months Base Salary payable in the same manner as provided under the Employment Agreement, (c) any declared Bonus not yet paid, and (d) continuation of Mr. Davis’ coverage under the Company’s medical plan at the same levels as such benefits that have been provided to Mr. Davis, and in connection therewith Mr. Davis shall periodically pay to the Company amounts equivalent to that which he paid as required employee contributions immediately prior to the date of termination, until the earlier of (A) the period of time it takes Mr. Davis to become eligible for the medical benefits program of a new employer (subject to the Noncompetition provision under the Employment Agreement) or (B) twelve (12) months from the date of such termination. Mr. Davis acknowledges that the Company may terminate him without Cause at any time, and that the Company shall have no obligations under such circumstances to him beyond the specific obligations set forth in this paragraph; and any other binding agreement or arrangement between Mr. Davis and the Company. The payments provided under the Employment Agreement shall be made in lieu of any other severance payments under any severance agreement, plan, program or arrangement of the Company.

Unless Mr. Davis breaches one of the restrictive covenants contained in the Employment Agreement, the payments described in the termination provisions in the Employment Agreement shall be paid over a period of twelve (12) months commencing on the date of Mr. Davis’ termination of employment with the Company.

The Indemnification Agreement provides that the Company will indemnify Mr. Davis if he is made party to a “proceeding” by reason of the fact that Mr. Davis is or was an executive officer of the Company, provided that, he acted in good faith and in a manner that he reasonably believed to be in or not opposed to the Company’s best interest and, in the case of a criminal proceeding, Mr. Davis had no reasonable cause to believe that the his conduct was unlawful. The Indemnification Agreement will also obligate the Company to advance expenses to Mr. Davis provided that the he will repay advanced expenses in the event he is not entitled to indemnification. Mr. Davis is also entitled to partial indemnification and indemnification for expenses incurred as a result of acting at the Company’s request as an officer or agent of an employee benefit plan or other partnership, corporation, joint venture, trust or other enterprise owned or controlled by us.

Other than the Employment Agreement and the Indemnification Agreement, there are no other arrangements or understandings between Mr. Davis and any other person(s) with respect to his appointment as the Company’s President and Chief Operating Officer. In addition, there has been no transaction, nor is there any currently proposed transaction, to which the Company or any of its subsidiaries was or is to be a party in which Mr. Davis or any member of his immediate family, had or will have, a direct or indirect material interest.

Item 8.01	Other Events

On January 9, 2009, the Company issued a press release announcing the Board of Directors’ appointment of Mr. Davis as President and Chief Operating Officer. A copy of such press release is attached to this current report on Form 8-K as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

*10.1.	Employment Agreement dated January 9, 2009 by and among GateHouse Media, Inc., GateHouse Media Operating, Inc. and Kirk A. Davis.

*10.2.	Indemnification Agreement dated January 9, 2009 by and between GateHouse Media, Inc. and Kirk A. Davis in the form previously filed.

99.1.	Press Release dated January 9, 2009 of GateHouse Media, Inc.

* Asterisks identify management contracts and compensatory plans or arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEHOUSE MEDIA, INC.

By:	/s/ Michael Reed
Michael Reed Chief Executive Officer

Date: January 9, 2009